                                                                    EXHIBIT 10.4
                                                                    ------------


                                    ADDENDUM
                                    --------

         THIS ADDENDUM (this "Addendum") is entered into, effective the 19th day of January, 2001, by and between Al. Neyer, Inc., an Ohio corporation, (a/k/a Al Neyer, Inc.) ("Landlord") and Cintech Solutions, Inc., an Ohio corporation, ("Tenant") under the following circumstances:

         WHEREAS, Landlord and Tenant entered into that certain Lease, dated January 19, 2001 (the "Lease"), wherein Landlord leased to Tenant and Tenant leased from Landlord approximately 2.25 acres of land located in the City of Blue Ash, Hamilton County, Ohio, as more particularly described in the Lease (the "Land"), and the Building Improvements (as defined by the Lease) to be constructed on the Land (collectively, the Land and the Building Improvements, are referred to herein as the "Premises"); and

         WHEREAS, Tenant desires to apply for the Ohio Job Creation Tax Credit, as described by Sections 122.17(A) to (M) of the Ohio Revised Code and Sections 122:7-1-01 to 122:7-1-08 of the Ohio Administrative Code (collectively, the "Tax Credit"); and

         WHEREAS, the Tax Credit, if granted to Tenant, will likely result in significant corporate franchise tax savings to Tenant based upon state income tax withheld from certain of Tenant's employees who are employed by Tenant on the Premises; and

         WHEREAS, Landlord has agreed to make Tenant's rights and obligations under the Lease contingent upon Tenant receiving the Tax Credit, subject to the terms and conditions of this Addendum.

         NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, Landlord and Tenant enter into this Addendum to confirm the foregoing contingency and the terms and contingencies applicable thereto.

         1. CONTINGENCY. Landlord and Tenant hereby agree that in the event that Tenant is not successful in obtaining the Tax Credit in connection with Tenant's business and employment of employees at the Premises, Tenant shall have the right to terminate the Lease by written notice thereof to Landlord provided that
(i) such notice of termination is delivered to Landlord not later than March 26, 2001 and (ii) Tenant, contemporaneously with said notice to terminate the Lease, delivers to Landlord a termination fee equal to One Million Three Hundred Fifteen and 00/100 Dollars ($1,315,000.00) ("Termination Fee"). In event that Tenant does provide such written notice of termination and the Termination Fee to Landlord by March 26, 2001, as provided by the preceding sentence, the Lease and the rights, obligations and liability thereunder shall automatically terminate on the date set forth on such written notice of termination.

         2. BENEFIT OF THE TAX CREDIT. Landlord and Tenant hereby agree that Tenant shall be the sole beneficiary of the Tax Credit, and Landlord shall have no claim or right thereto.

         3. NON-DISCLOSURE. Until the Tax Credit has been obtained, it is understood and agreed that all public disclosures relating to the Lease and this Addendum shall only be through releases which are mutually agreed upon in writing. Any other public disclosures of the terms and conditions of the Lease or this Addendum are strictly prohibited. Nonetheless, Tenant shall not be prohibited from making disclosure of this the Lease or this Addendum to any state or local agencies in connection with obtaining the Tax Credit, and neither party shall be prohibited from making any public disclosure to a regulatory agency, bank, accountant, etc., deemed necessary in order to fulfill disclosure obligations imposed by

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regulation or law or from making any disclosures which are reasonably necessary to fulfill their respective obligations under the Lease. In which event, the party making such a disclosure shall inform the other party as to the nature and timing of its intended announcement as far in advance as is practicable.

         4. REMAINING EFFECT OF LEASE. Except as otherwise modified herein, the Lease shall remain in full force and effect. In the event the terms of the Lease and the terms of this Addendum conflict, the terms of this Addendum shall control.



WITNESSES:                                   LANDLORD:

                                             AL NEYER, INC., an Ohio corporation


/s/ Anne E. Pielage
 ----------------------------
                                             By: /s/ James T. Neyer
                                                 -------------------------------
                                                 James T. Neyer, Vice President

/s/ Kenneth E. Schon
 ----------------------------
                                             TENANT:

                                             CINTECH SOLUTIONS, INC.,
                                             an Ohio Corporation
                                                --------------------------------

/s/ Michael E. Freese
-----------------------------

                                             By: /s/ Diane M. Kamionka
                                                 -------------------------------

/s/ Carolyn J. Ball                          Name: Diane M. Kamionka
-----------------------------                      -----------------------------

                                             Title: President
                                                    ----------------------------



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

STATE OF OHIO                       )
                                    ) SS:
COUNTY OF HAMILTON                  )

         The foregoing instrument was acknowledged before me this 23rd day of March, 2001, by James T. Neyer, Vice President of Al Neyer, Inc., an Ohio corporation, on behalf of the corporation.


                                             /s/ Anne E. Pielage
                                                 -------------------------------
                                                 Notary Public


STATE OF OHIO                       )
                                    ) SS:
COUNTY OF HAMILTON                  )

         The foregoing instrument was acknowledged before me this 21st day of March, 2001 by Diane M. Kamionka, the President of Cintech Solutions, Inc., an Ohio corporation, on behalf of the corporation.


                                             /s/ Susan A.Warren
                                                 -------------------------------
                                                 Notary Public



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